Exhibit (d)(2)

EXECUTION VERSION

May 22, 2019

NASCAR Holdings, Inc.
1801 West International Speedway Blvd.
Daytona Beach, FL 32114

Re:          Rollover Letter Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of 22, 2019 (the “Merger Agreement”), by and among NASCAR Holdings, Inc., a Florida corporation (“Parent”), Nova Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and International Speedway Corporation, a Florida corporation (the “Company”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger and a wholly owned subsidiary of Parent.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Prior to and in anticipation of the consummation of the Merger, Parent will become a wholly-owned direct or indirect subsidiary of a newly formed Delaware holding corporation (“New Holdco”) and may either convert from a Florida corporation into a Delaware limited liability company or merge into a newly formed Delaware limited liability company that is a wholly-owned direct or indirect subsidiary of such new holding corporation, with such limited liability company surviving such merger. References to Parent herein include any successor limited liability company into which Parent may so convert or merge.

This letter agreement (this “Rollover Letter Agreement”) sets forth the commitment of each Rollover Shareholder to transfer or cause to be transferred to Parent the number of shares of Company Common Stock opposite such Rollover Shareholder’s name on Exhibit A to the Merger Agreement (the “Rollover Exhibit”).

1.          Rollover Share Transfer.  Upon the terms and subject to the conditions set forth herein, each Rollover Shareholder, severally and not jointly, hereby commits to transfer or cause to be transferred, directly or indirectly to Parent (including through transfers of the equity of certain of such Rollover Shareholders to Parent or to New Holdco (which in turn will cause the applicable Rollover Shares held by such Rollover Shareholders to be transferred through tiers of wholly owned subsidiaries to Parent)) prior to the Effective Time the number of shares of Company Common Stock set forth opposite such Rollover Shareholder’s name on the Rollover Exhibit (which number includes, as of the date hereof, a number of Company Restricted Shares that vest in full prior to the Effective Time pursuant to the terms of the Merger Agreement or otherwise, and which number may be updated prior to the Effective Time to reflect any new grants as well as the number of shares of Company Common Stock withheld, if any, in respect of applicable withholding Taxes and other applicable deductions in connection with the vesting of such Company Restricted Shares) (such transfers, in the aggregate, the “Rollover Share Transfer”), in exchange for good and valuable consideration acknowledged by the parties hereto.  No Rollover Shareholder shall be obligated to transfer or cause to be transferred to Parent any shares of Company Common Stock (or any other funds, proceeds or other consideration) other than the applicable number of Rollover Shares as set forth opposite such Rollover Shareholder’s name on the Rollover Exhibit.

2.          Conditions Precedent.  The obligation of each Rollover Shareholder to transfer or cause to be transferred to Parent its respective number of Rollover Shares is subject to (a) the satisfaction or waiver by the applicable party of each of the conditions set forth in Article VI of the Merger Agreement (other than any conditions which by their terms are required to be satisfied at the Closing), (b) the substantially simultaneous funding of the Debt Financing in accordance with the terms of the Debt Commitment Letters, or the receipt by Parent of written confirmation from the Lenders that such Debt Financing will be funded on the Closing Date and (c) the substantially simultaneous (but in all cases subsequent) consummation of the Merger in accordance with the terms of the Merger Agreement.

3.          Termination.  The obligation of each Rollover Shareholder set forth in this Rollover Letter Agreement shall automatically and immediately terminate upon the earliest of (a) the occurrence of the Effective Time (provided that the obligations of such Rollover Shareholders have been discharged at such time), (b) the valid termination of the Merger Agreement in accordance with its terms and (c) the receipt by the Company (or by any other Person on behalf thereof) of the Parent Termination Fee.

4.          Parties in Interest; Third Party Beneficiaries.  This Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by Parent and the Rollover Shareholders, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than Parent and the Rollover Shareholders) any legal or equitable right, benefit or remedy of any nature whatsoever.  Notwithstanding the foregoing, the parties agree and acknowledge that the Company has relied on this Rollover Letter Agreement and that the Company shall be, and is, an express third party beneficiary of this Rollover Letter Agreement solely to the extent to exercise its rights set forth in Section 5 hereof but for no other purpose (including, without limitation, any claim for monetary damages hereunder), and the Company may rely on and enforce the terms hereof on behalf of Parent against any Rollover Shareholder to the extent set forth in, and in accordance with, Section 5.  Except as otherwise set forth in this Section 4, this Rollover Letter Agreement shall only be binding upon the parties hereto and their respective successors and permitted assigns in accordance with and subject to the terms of this Rollover Letter Agreement.

5.          Enforceability.  The parties hereto agree that irreparable damage would occur if any of the provision of this Rollover Letter Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Rollover Letter Agreement and to enforce specifically the terms and provision of this Agreement in the courts specified in Section 9, and the parties hereto hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.  In addition to the foregoing, the parties hereto acknowledge and agree that, subject to the conditions set forth in clauses (i), (ii) and (iii) of the last sentence of Section 8.06(a) of the Merger Agreement, the Company shall be entitled to specific performance to specifically enforce each Rollover Shareholder’s obligation to effect the Rollover Share Transfer in accordance with the terms hereof).  Except as set forth in the preceding sentence, this Agreement may only be enforced by Parent and the Rollover Shareholders. None of Parent’s creditors, shareholders, Affiliates (other than a Rollover Shareholder) or Representatives, or the Company (except as provided above) or its creditors, shareholders, Affiliates or Representatives shall have any right to enforce this Agreement or to cause Parent to enforce this Rollover Letter Agreement.
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6.          Representation and Warranties.  Each Rollover Shareholder hereby represents and warrants to Purchaser that (a) if the Rollover Shareholder is not a natural person, it has all corporate, limited liability company, limited partnership, trust or other organizational power and authority to execute, deliver and perform this Rollover Letter Agreement; (b) if the Rollover Shareholder is not a natural person, the execution, delivery and performance of this Rollover Letter Agreement by it has been duly and validly authorized and approved by all necessary corporate, limited liability company, limited partnership, trust or other organizational action by it, (c) this Rollover Letter Agreement has been duly and validly executed and delivered by such Rollover Shareholder and constitutes a valid and legally binding obligation of such Rollover Shareholder, enforceable against such Rollover Shareholder in accordance with the terms of this Agreement, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity, (d) such Rollover Shareholder is the record owner of the shares of Company Common Stock set forth opposite such Rollover Shareholder’s name on the Rollover Exhibit, free and clear of any Lien that would reasonably be likely to delay or adversely affect the ability of such Rollover Shareholder to consummate the Rollover Share Transfer as contemplated by this Rollover Letter Agreement, and has full and unrestricted power to dispose of all of such shares of Company Common Stock as contemplated by this Rollover Letter Agreement without any further consent or approval of, or any other action on the part of, any other Person; and (e) such Rollover Shareholder has not entered into any stock transfer, disposition, commitment or other agreement or arrangement that is inconsistent with this Rollover Letter Agreement.

7.          Further Assurances.  Each Rollover Shareholder shall take all further action, and execute and deliver, or cause to be executed or delivered, such additional documents and agreements as may be reasonably necessary to consummate the Rollover Share Transfer as contemplated by this Rollover Letter Agreement.

8.          No Modification; Entire Agreement.  This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by Parent and each Rollover Shareholder with respect to which such amendment is to be effective, provided that any such amendment, modification or supplement that is adverse to the Company shall also require the Company’s prior written consent. This Agreement constitutes the sole and entire agreement of the Rollover Shareholders or any of their respective Affiliates, on the one hand, and Parent, on the other, with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.          Governing Law; Submission to Jurisdiction; Venue.  This Rollover Letter Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction).  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware) for the purpose of any action or proceeding arising out of or relating to this Rollover Letter Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in any such court.  Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any dispute arises out of this Rollover Letter Agreement or the transactions contemplated by this Rollover Letter Agreement and (b) agrees that it will not attempt to deny or defeat in any manner such personal jurisdiction by motion or other request for leave from any such court.  Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
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10.          WAIVER OF JURY TRIAL.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ROLLOVER LETTER AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.  EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS PARAGRAPH 10.

11.          Counterparts.  This Rollover Letter Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will be considered one and the same agreement.  The exchange of copies of this Rollover Letter Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Rollover Letter Agreement as to the parties hereto and may be used in lieu of the original Rollover Letter Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

12.          Assignment.  No party to this Agreement may assign all or any portion of its rights or liabilities under this Rollover Letter Agreement without the prior written consent of the other parties to this Rollover Letter Agreement, provided that (a) a Rollover Shareholder may assign all or a portion of its obligation to transfer or cause to be transferred to Parent the Rollover Shares to the extent such Rollover Shares are transferred among Rollover Shareholders or to their direct or indirect owners or beneficiaries (each such transferee, a “Rollover Shareholder Transferee”) prior to the Effective Time (which Rollover Shares, for the avoidance of doubt, will be transferred to Parent by such Rollover Shareholder Transferee) and (b) a Rollover Shareholder may assign its obligations under this agreement with the written consent of Parent and the Company.

13.           Severability.  Any term or provision of this Rollover Letter Agreement that is held invalid or unenforceable in any jurisdiction by a court of competent jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Rollover Letter Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Rollover Letter Agreement in any other jurisdiction.  If any provision of this Rollover Letter Agreement is so broad as to be held unenforceable by a court of competent jurisdiction, such provision shall be interpreted to be only so broad as is enforceable.

[Signature pages follow.]
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IN WITNESS WHEREOF, Parent and the Rollover Shareholders have duly executed this Rollover Letter Agreement as of the date first written above.

/s/ James C. France
James C. France

/s/ Lesa D. Kennedy
Lesa D. Kennedy

/s/ Benjamin Z. Kennedy
Benjamin Z. Kennedy

/s/ Sharon M. France
Sharon M. France

/s/ Jennifer F. Bates
Jennifer F. Bates

/s/ Amy L. France
Amy L. France

/s/ Jamison C. France
Jamison C. France

[ Signature Page to Rollover Letter Agreement ]

WCF FAMILY I, INC.

By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: President

AUTOMOTIVE RESEARCH BUREAU INC.

By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: President

BBL FLORIDA LIMITED PARTNERSHIP

By:	BBL Company,
its general partner

	By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: President

[ Signature Page to Rollover Letter Agreement ]

WESTERN OPPORTUNITY LIMITED PARTNERSHIP

By:	Principal Investor Company,
its general partner

	By:	/s/ James C. France
Name: James C. France
Title: President

By:	Sierra Central, LLC,
its general partner

	By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: Manager and Sole Member

CARL INVESTMENT LIMITED PARTNERSHIP

By:	Quaternary Investment Company,
its general partner

	By:	/s/ James C. France
Name: James C. France
Title: President

QUATERNARY INVESTMENT COMPANY

By:	/s/ James C. France
Name: James C. France
Title: President

[ Signature Page to Rollover Letter Agreement ]

CARL TWO LIMITED PARTNERSHIP

By:	Carl Two, LLC,
its general partner

	By:	/s/ James C. France
Name: James C. France
Title: Manager and Sole Member

CARL TWO, LLC

By:	/s/ James C. France
Name: James C. France
Title: Manager and Sole Member

CARL THREE LIMITED PARTNERSHIP

By:	Carl Three, LLC,
its general partner

	By:	/s/ James C. France
Name: James C. France
Title: Manager and Sole Member

[ Signature Page to Rollover Letter Agreement ]

J HOLDER LIMITED PARTNERSHIP

By:	J Holder Company,
its general partner

	By:	/s/ Jamison C. France
Name: Jamison C. France
Title: President

JA HOLDER LIMITED PARTNERSHIP

By:	JA Holder Company,
its general partner

	By:	/s/ Jennifer F. Bates
Name: Jennifer F. Bates
Title: President

AL HOLDER FLORIDA LIMITED PARTNERSHIP

By:	AL Holder Florida Company,
its general partner

	By:	/s/ Amy L. France
Name: Amy L. France
Title: President

[ Signature Page to Rollover Letter Agreement ]

BJF SILVER STATE LIMITED PARTNERSHIP

By:	BJF Nevada, LLC,
its general partner

	By:	/s/ R. Todd Wilson
Name: R. Todd Wilson
Title: Manager

	By:	/s/ Random R. Burnett
Name: Random R. Burnett
Title: Manager

	By:	/s/ Harold Goodmote
Name: Harold Goodemote
Title: Manager

[ Signature Page to Rollover Letter Agreement ]

JAMISON C. FRANCE 2005 TRUST

By:	/s/ Jennifer F. Bates
Name: Jennifer F. Bates
Title: Investment Trustee

JAMES C. FRANCE 2005 DESCENDANTS’ TRUST

By:	/s/ Jennifer F. Bates
Name: Jennifer F. Bates
Title: Investment Trustee

JAMES C. FRANCE 2012 DESCENDANTS’ TRUST

By:	/s/ Jennifer F. Bates
Name: Jennifer F. Bates
Title: Investment Trustee

BETTY JANE FRANCE 2009 DESCENDANTS TRUST L EXEMPT

By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: Investment Trustee

BETTY JANE FRANCE 2009 DESCENDANTS TRUST L NON-EXEMPT

By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: Investment Trustee

[ Signature Page to Rollover Letter Agreement ]

2011 BJF DESCENDANTS TRUST L-2

By:	/s/ Lesa D. Kennedy
Name: Lesa D. Kennedy
Title: Investment Trustee

THE LESA DAWN KENNEDY 2012 DESCENDANTS’ TRUST

By:	/s/ James C. France
Name: James C. France
Title: Investment Trustee

[ Signature Page to Rollover Letter Agreement ]

ACKNOWLEDGED AND AGREED:

NASCAR HOLDINGS, INC.

By:	/s/ James C. France
Name: James C. France
Title: Chief Executive Officer

[ Signature Page to Rollover Letter Agreement ]